                                                                      Exhibit 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


NAME                                                                                JURISDICTION OF INCORPORATION
BioSphere Medical Inc. (64% owned subsidiary of Sepracor) (1)                       Delaware

HemaSure Inc. (27% owned subsidiary of Sepracor) (2)                                Delaware

Sepracor Canada Holdings, Inc.                                                      Delaware

Sepracor Canada Limited (100% owned subsidiary
of Sepracor Canada Holdings, Inc.)                                                  Canada

Sepracor Securities Corporation (100% owned
subsidiary of Sepracor)                                                             Massachusetts

Versicor Inc. (10% owned subsidiary of Sepracor)                                    Delaware

Sepracor, N.V.                                                                      Netherlands Antilles

(1)      59% as of February 4, 2000
(2)      22% as of March 3, 2000